NORTHWESTERN MUTUAL SERIES FUND, INC.

ARTICLES OF AMENDMENT

Northwestern Mutual Series Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:    The Corporation is registered as an open-end company under the Investment Company Act of 1940 and has been continuously so registered since its operations began.

SECOND:    The Board of Directors of the Corporation, in accordance with the procedural requirements of the by-laws of the Corporation and the Maryland General Corporation Law, at a meeting duly convened and held on February 21, 2008, changed the name of the class of stock designated as the Franklin Templeton International Equity Portfolio to the International Equity Portfolio, the name of the class of stock designated as the T. Rowe Price Small Cap Value Portfolio to the Small Cap Value Portfolio, the name of the class of stock designated as the Capital Guardian Domestic Equity Portfolio to the Domestic Equity Portfolio, the name of the class of stock designated as the AllianceBernstein Mid Cap Value Portfolio to the Mid Cap Value Portfolio, the name of the class of stock designated as the Janus Capital Appreciation Portfolio to the Focused Appreciation Portfolio, the name of the class of stock designated as the T. Rowe Price Equity Income Portfolio to the Equity Income Portfolio, the name of the class of stock designated as the Capital Guardian Large Cap Blend Portfolio to the Large Cap Blend Portfolio, the name of the class of stock designated as the American Century Large Company Value Portfolio to the Large Company Value Portfolio, the name of the class of stock designated as the MFS® Research International Core Portfolio to the Research International Core Portfolio, the name of the class of stock designated as the MFS ® Emerging Markets Equity Portfolio to the Emerging Markets Equity Portfolio, the name of the class of stock designated as the American Century Inflation Protection Portfolio to the Inflation Protection Portfolio, the name of the class of stock designated as the PIMCO Long-Term U.S. Government Bond Portfolio to the Long-Term U.S. Government Bond Portfolio and the name of the class of stock designated as the PIMCO Multi-Sector Bond Portfolio to the Multi-Sector Bond Portfolio. Each such amendment was approved by a majority of the Corporation’s Board of Directors, and each amendment is limited to a change expressly authorized by Section 2.605 of the Maryland General Corporation Law to be made without action by the stockholders. The amendments did not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation.

THIRD: (a)    The total number of shares of all classes of stock of the Corporation, and the number and par value of the shares of each class, are as follows: fifty-eight billion (58,000,000,000) shares of the par value of one cent ($0.01) a share and having an aggregate par value of Five Hundred Eighty Million Dollars ($580,000,000).

      (b)    The shares shall be divided into the following classes of capital stock, each class comprising the number of shares and having the designations indicated, subject, however,

to the authority to increase and decrease the number of shares of any class granted to the Board of Directors:

CLASS	NUMBER OF SHARES

Index 500 Stock Portfolio Capital Stock	2,000,000,000

Select Bond Portfolio Capital Stock	2,000,000,000

Money Market Portfolio Capital Stock	2,000,000,000

Balanced Portfolio Capital Stock	3,000,000,000

Mid Cap Growth Stock Portfolio Capital Stock	2,000,000,000

International Equity Portfolio Capital Stock	2,000,000,000

High Yield Bond Portfolio Capital Stock	2,000,000,000

Large Cap Core Stock Portfolio Capital Stock	2,000,000,000

Growth Stock Portfolio Capital Stock	2,000,000,000

Index 400 Stock Portfolio Capital Stock	2,000,000,000

Small Cap Growth Stock Portfolio Capital Stock	2,000,000,000

Small Cap Value Portfolio Capital Stock	2,000,000,000

International Growth Portfolio Capital Stock	2,000,000,000

Domestic Equity Portfolio Capital Stock	2,000,000,000

Asset Allocation Portfolio Capital Stock	2,000,000,000

Mid Cap Value Portfolio Capital Stock	2,000,000,000

Focused Appreciation Portfolio Capital Stock	2,000,000,000

Equity Income Portfolio Capital Stock	2,000,000,000

Large Cap Blend Portfolio Capital Stock	2,000,000,000

Large Company Value Portfolio Capital Stock	2,000,000,000

Index 600 Stock Portfolio Capital Stock	2,000,000,000

Research International Core Portfolio Capital Stock	2,000,000,000

Emerging Markets Equity Portfolio Capital Stock	2,000,000,000

Inflation Protection Portfolio Capital Stock	2,000,000,000

Short-Term Bond Portfolio Capital Stock	2,000,000,000

Long-Term U.S. Government Bond Portfolio Capital Stock	2,000,000,000

Multi-Sector Bond Portfolio Capital Stock	2,000,000,000

Unallocated	3,000,000,000

TOTAL	58,000,000,000

FOURTH:    The effective date of these Articles of Amendment shall be April 30, 2008.

IN WITNESS WHEREOF, Northwestern Mutual Series Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President, and attested and its corporate seal to be hereunder affixed by its Secretary, effective as of the 28th day of March, 2008; and its President acknowledges, in the name and on behalf of said Corporation, that these Articles of Amendment are the corporate act of said Corporation and he further acknowledges that, to the best of his knowledge, information and belief, the matters and facts set forth herein which are required to be verified under oath, are true in all material respects, under the penalties of perjury.

Attest:	NORTHWESTERN MUTUAL SERIES FUND, INC.

/s/RANDY M. PAVLICK	By:	/s/MARK G. DOLL
Randy M. Pavlick, Secretary		Mark G. Doll, President

[Corporate Seal]